Corning Incorporated www.corning.com

News Release

FOR RELEASE – JUNE 29, 2021

Corning Appoints Pamela J. Craig to its Board of Directors

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) today announced that Pamela J. Craig, former chief financial officer of Accenture plc, has been appointed to Corning’s Board of Directors, effective June 29, 2021.

“Pamela is an accomplished business leader who brings great financial and operational expertise to Corning,” said Wendell P. Weeks, chairman and chief executive officer. “She will provide valuable perspective as we continue advancing category-defining innovations that transform industries and improve lives.”

Ms. Craig will serve on the board’s Corporate Responsibility and Sustainability Committee as well as its Audit Committee. She will hold office until Corning’s annual meeting of shareholders in the spring of 2022, at which time she will stand for election to a one-year term. Her appointment brings the number of Corning directors to 15.

About Pamela J. Craig

From 2006 through 2013, Ms. Craig served as chief financial officer of Accenture, a global management consulting, technology services, and outsourcing company, following many other leadership roles in consulting, line management, and operations during her 34 years with the company.

She is actively involved in charitable organizations focused on education and the advancement of women in business, including the Women’s Forum of New York, New York University Stern School of Business, and Junior Achievement of New Jersey. She is a member of the Board of Trustees at Smith College, where she was a Phi Beta Kappa graduate. She later earned a Master of Business Administration from New York University.

Ms. Craig serves on the boards of directors at 3M Company, The Progressive Corporation, and Merck & Co., Inc.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Appoints Pamela J. Craig to its Board of Directors

Caution Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. The Company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its ultimate impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Appoints Pamela J. Craig to its Board of Directors

Web Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, and life sciences.

Media Relations Contact:
Gabrielle Bailey
+1 (607) 974-6394
baileygr@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

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© 2021 Corning Incorporated. All Rights Reserved.